UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

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                                 BIOMERICA, INC.

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BIOMERICA, INC.

17571 Von Karman Avenue

Irvine, CA 92614

_____________________________

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 9, 2021

_____________________________

To Our Stockholders:

         NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of BIOMERICA, INC., a Delaware corporation (herein called the "Company"), will be held at the offices of the Company, 17571 Von Karman Avenue, Irvine, California 92614 on December 9, 2021 at 12:00 p.m., Pacific Time.

At the meeting, you will be asked to consider and vote upon the following matters:

1.          The election of five directors, each to serve until the next annual meeting of stockholders and until his or her successor has been elected and qualified or until his or her earlier resignation, death or removal. The Proxy Statement which accompanies this Notice includes the names of the nominees to be presented by the Board of Directors for election;

2.          To approve, on a non-binding advisory basis, the compensation paid to our named executive officers as disclosed in this proxy statement;

3.          To approve, on a non-binding advisory basis, the frequency of future advisory votes on the compensation paid to our named executive officers;

4.          To ratify the selection by the Audit Committee of the Company's Board of Directors of PKF San Diego, LLP as our independent public accounting firm for the current fiscal year; and

5.          Transaction of such other business which may properly come before the annual meeting and any adjournment thereof.

You will be able to attend the Annual Meeting in person at the Company’s headquarters located at 17571 Von Karman Ave. Irvine, CA  92614. No virtual connection to the Annual Meeting will be available for off-site viewing or attendance.

       In accordance with the provisions of our bylaws, the Board of Directors has fixed the close of business on October 15, 2021, as the record date for the determination of the holders of our common stock, $0.08 par value, entitled to notice of and to vote at our Annual Meeting. To assure that your shares will be represented at the Annual Meeting, please complete, sign, date and promptly return the accompanying proxy card in the enclosed envelope. You may revoke your proxy at any time before it is voted. It is important that your shares be represented and voted at the Annual Meeting whether or not you plan to attend the meeting.

By Order of the Board of Directors,

/S/ Zackary S. Irani

 ZACKARY S. IRANI, Chairman of the Board and

Chief Executive Officer

Irvine, California

September 28, 2021

BIOMERICA, INC.

17571 Von Karman Avenue

Irvine, CA 92614

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

_____________________________

GENERAL INFORMATION

         This Proxy Statement is furnished by the Board of Directors of BIOMERICA, INC., a Delaware corporation (the "Company"), in connection with the solicitation of proxies for use at the Company's Annual Meeting of Stockholders to be held on December 9, 2021, at 12:00 p.m., Pacific Time, and at any and all adjournments thereof (the "Annual Meeting"). The Annual Meeting has been called for the purposes set forth in the accompanying Notice of the Annual Meeting of Stockholders (the "Notice"). This Proxy Statement, and the Annual Report of the Company for the year ended May 31, 2021, will be mailed on or about October 29, 2021, to each stockholder of record as of the close of business on October 15, 2021.

RECORD DATE AND OUTSTANDING SHARES

         The close of business on October 15, 2021, has been set as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). As of September 28, 2021, there was outstanding and entitled to vote an aggregate of approximately 12,510,210 shares of the Company's common stock, $0.08 par value per share (the "Common Stock"), held of record by approximately 824 stockholders. However, the actual number of shareholders is unknown as brokers and other institutions hold the majority of the Company's stock on behalf of other beneficial owners.

VOTING RIGHTS, QUORUM & VOTES REQUIRED

         The holder of each share of Common Stock is entitled to one vote for each share held as of the Record Date on each matter to be considered at the Annual Meeting.

          The presence at the Annual Meeting, in-person or by proxy, of the holders of a majority of the outstanding shares of Common Stock held of record on the Record Date is necessary to constitute a quorum for the purposes of electing directors and each other item of business. Shares represented by proxies pursuant to which votes contain one or more abstentions or broker "non-votes," are counted as present for purposes of determining the presence or absence of a quorum for the Meeting.

        Broker "non-votes" occur when a broker holding shares in "street name" votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner of such shares. Usually, this would occur when brokers holding stock in "street name" have not received any instructions from clients, in which case the brokers (as holders of record) are generally permitted by the rules of the New York Stock Exchange to vote only on "discretionary" matters. Under a 2009 amendment to such rules, the uncontested election of directors is no longer a "discretionary" matter, and therefore brokers are generally not permitted to vote shares for which they have not received voting instructions in favor of the proposed election of directors. In addition, brokers are not permitted to vote shares for which they have not received voting instructions on the proposals regarding the say-on-pay advisory vote or the say-on-pay frequency advisory vote.  However, under such rules, the proposed ratification of the selection by the Audit Committee of PKF San Diego, LLP as the Company's independent public accounting firm for the current fiscal year, is a "discretionary" matter, and the Company believes brokers will therefore generally be able to vote shares held in "street name" on such matter without receiving instructions from the beneficial holders of such shares.

         Directors shall be elected by a plurality of the votes cast at the meeting of stockholders (“Proposal No. 1”).  This means that the five (5) director nominees with the most affirmative votes will be elected.  The affirmative vote of a majority of the votes properly cast is required to approve, on an advisory basis, the Named Executive Officers’ compensation (“Proposal No. 2”), the frequency of future votes on the say-on-pay proposal (“Proposal No. 3”) and to ratify the selection of PKF San Diego, LLP as the Company's independent public accounting firm for the current fiscal year (“Proposal No. 4”).  “Withhold” votes, abstentions and broker “non-votes” are not considered votes cast for Proposal No. 1, Proposal No. 2 and Proposal No. 3, and will have no effect on the voting.  Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for Proposal No. 1, Proposal No. 2 or Proposal No. 3.  As a result, any shares not voted by a beneficial owner will be treated as a broker “non-vote” for such proposals.  However, brokers are permitted to vote on Proposal No. 4, so we do not expect any broker “non-votes” for such ratification.

         All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate, for the proposal, affirmative and negative votes, abstentions and broker “non-votes.”

APPRAISAL RIGHTS

         Under Delaware law, stockholders are not entitled to any appraisal rights with respect to the approval of any of the proposals described in this Proxy Statement.

PERSONS MAKING THE SOLICITATION

         The Proxy accompanying this Proxy Statement is solicited on behalf of the Board of Directors of the Company for use at the Annual Meeting. The solicitation of proxies is being made by use of the mail and the cost of preparing, assembling and mailing these proxy materials will be paid by the Company. Following the mailing of this Proxy Statement, directors, officers and employees of the Company may solicit proxies by mail, telephone, or personal interview. Such persons will receive no additional compensation for such services. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of the Company's Common Stock, of record will be requested to forward proxy soliciting material to the beneficial owners of such shares. The Company will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to the beneficial owners.

TERMS OF THE PROXY

         The enclosed Proxy indicates the matters to be acted upon at the Annual Meeting and provides boxes to be marked to indicate the manner in which the stockholder's shares are to be voted with respect to such matters. By appropriately marking the boxes, a stockholder may specify whether the proxy shall vote for or against or shall be without authority to vote the shares represented by the Proxy. The Proxy also confers upon the proxy discretionary voting authority with respect to such other business as may properly come before the Annual Meeting.

         If the Proxy is executed properly and is received by the Company prior to the Annual Meeting, the shares represented by the Proxy will be voted. Where a stockholder specifies a choice with respect to the matter to be acted upon, the shares will be voted in accordance with such specification. Any proxy which is executed in such a manner as not to withhold authority to vote for the election of the specified nominees as directors shall be deemed to confer such authority. A Proxy may be revoked at any time prior to its exercise (i) by resubmitting their vote online or (ii) by attending the meeting and electing to vote at the meeting.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of September 28, 2021 certain information as to shares of Common Stock owned by (i) each person known to beneficially own more than 5% of the outstanding Common Stock, (ii) each Director, including nominees for director, and each named executive officer of the Company, and (iii) all executive officers and directors of the Company as a group. Unless otherwise indicated, each person listed has sole voting and investment power over the shares beneficially owned by him or her. Unless otherwise indicated, the address of each named beneficial owner is the same as that of the Company's principal executive offices located at 17571 Von Karman Avenue, Irvine, California 92614.

5% or Greater Stockholders

NAME OF BENEFICIAL OWNER (1)	SHARES BENEFICIALLY OWNED	PERCENTAGE BENEFICIALLY OWNED (1)
Wellington Management Group LLP (2)	866,000	6.9%
Wellington Trust Company, NA (3)	866,000	6.9%
Wellington Trust Company, National Association Multiple Common Trust Funds Trust, Micro Cap Equity (4)	723,200	5.8%
Janet Moore (5)	759,742	6.0%

Directors and Named Executive Officers

NAME OF BENEFICIAL OWNER (1)	SHARES BENEFICIALLY OWNED	PERCENTAGE BENEFICIALLY OWNED (1)
Zackary Irani (6)	1,388,410	10.8%
Allen Barbieri (7)	304,789	2.4%
Francis R. Cano, Phl D. (8)	307,636	2.4%
Jane Emerson, MD., Ph.D. (9)	216,000	1.7%
Mark Sirgo, Pharm D. (10)	133,700	1.1%
Catherine Coste (11)	15,350	0.1%
Steve Sloan (12)	12,500	0.1%
All executive officers and directors as a group	2,378,385	17.6%
(seven persons) (13)

(1) Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. Any shares of Common Stock that each named person and group has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights, are deemed outstanding for purposes of computing shares beneficially owned by and the percentage ownership of each such person and group. However, such shares are not deemed outstanding for purposes of computing the shares beneficially owned by or percentage ownership of any other person or group. Percentage ownership for each named beneficial owner, and the ownership of the directors and executive officers as a group, is based on 12,510,210 shares outstanding as of the date of the Proxy Statement plus the shares the named person and group has a right to acquire within 60 days thereafter pursuant to options, warrants, conversion privileges or other rights and privileges.

(2) The information reported is based solely on a Schedule 13G filed with the SEC by Wellington Management Group LLP on February 3, 2021. According to the Schedule 13G, the address for Wellington Management Group LLP is c/o Wellington Management Company LLP 280 Congress Street Boston, MA 02210.

(3) The information reported is based solely on a Schedule 13G filed with the SEC by Wellington Trust Company, NA on February 3, 2021. According to the Schedule 13G, the address for Wellington Trust Company, NA is c/o Wellington Management Company LLP 280 Congress Street Boston, MA 02210.

(4) The information reported is based solely on a Schedule 13G/A filed with the SEC by Wellington Trust Company, National Association Multiple Common Trust Funds Trust, Micro Cap Equity Portfolio on February 3, 2021. According to the Schedule 13G/A, the address for Wellington Trust Company, National Association Multiple Common Trust Funds Trust, Micro Cap Equity Portfolio is c/o Wellington Management Company LLP 280 Congress Street Boston, MA 02210.

(5) Janet Moore is the former CFO and Secretary of Biomerica who retired in 2020. This total includes 115,000 shares underlying options exercisable by Ms. Moore at or within 60 days after the date of the Proxy

(6) Includes 386,250 shares underlying options exercisable by Mr. Irani at or within 60 days after the date of the Proxy.

(7) Includes 190,000 shares underlying options exercisable by Mr. Barbieri at or within 60 days after the date of the Proxy.

(8) Includes 155,000 shares underlying options exercisable by Dr. Cano at or within 60 days after the date of the Proxy and 5,900 shares owned indirectly.

(9) Includes 145,000 shares underlying options exercisable by Dr. Emerson at or within 60 days after the date of the Proxy.

(10) Includes 125,000 shares underlying options exercisable by Dr. Sirgo at or within 60 days after the date of the Proxy.

(11) Includes 6,250 shares underlying options exercisable by Ms. Coste at or within 60 days after the date of the Proxy.

(12) Includes 12,500 shares underlying options exercisable by Mr. Sloan at or within 60 days after the date of the Proxy.

(13) Includes all information set forth in footnotes (6) through (12), above.

PROPOSAL NO. 1:  ELECTION OF DIRECTORS

DIRECTORS

         The Company's bylaws give the Board of Directors of the Company (the “Board") the power to set the number of directors at no less than three (3) or more than nine (9). The size of the Company's Board is currently set at six (6) directors and five (5) directors are to be elected at the Annual Meeting to be held on December 9, 2021. A proxy cannot be voted for a greater number of directors than the five (5) nominees identified in this proxy statement. Current Board member Dr. Francis R. Cano who has served as a director of the Company for over 20 years, will be retiring at the Annual Meeting, and will be leaving the Board at that time. As such, Dr. Cano is not included in the below list of nominees of directors being considered for election. Notwithstanding Dr. Cano’s retirement, the authorized number of directors will remain set at six (6) directors following our annual meeting. As such, the Board is expected to have one vacancy after the Annual Meeting.  As of the date of the mailing of this proxy statement, our Nominating and Corporate Governance Committee had not yet completed its process for identifying qualified nominees to recommend to the Board to occupy such vacancy. Consequently, only five (5) nominees are being presented for election at the Annual Meeting. Any vacancy in the Board may be filled by the remaining members of the Board in accordance with the provisions of our certificate of incorporation and bylaws. Each director of the Company is elected annually and holds office for the ensuing year and until his or her successor has been elected and qualified. In the event that any of them should become unavailable prior to the Annual Meeting, the Proxy will be voted for a substitute nominee or nominees designated by the Board or the number of directors may be reduced accordingly.

         The following table sets forth the name and current age of each nominee for director, the year he or she was first elected a director and his or her position(s) with the Company. The Company does not pay a fee to any third party to identify potential nominees. The Board has not received recommended nominees from a stockholder.

Name	Age	Director Since	Positions Held

Zackary Irani	55	1997	Chairman of the Board and Chief Executive Officer

Allen Barbieri	63	1999	Executive Vice-Chairman of the Board, Director and Corporate Secretary

Jane Emerson, M.D., Ph.D.	67	2007	Director, Member of Audit Committee, Compensation Committee, Nominating And Corporate Governance Committee

Mark Sirgo, Pharm. D.	67	2016	Director, Chairman of Compensation Committee and Member of Audit Committee

Catherine Coste	55	2020	Director, Chairperson of Audit Committee, Member of Nominating and Corporate Governance Committee

Background of Nominees

         Mr. Zackary Irani has been a Director of the Company, and has been serving as the Company's Chairman of the Board and Chief Executive Officer since April 29, 1997. Prior to that time, Mr. Irani served as the Company's Vice-President of Business Development. He has been an employee of the Company since 1986. During fiscal 2008 and 2009, Mr. Irani also served as Chairman of the Board of Lancer Orthodontics, Inc. and served as Lancer's Chief Executive Officer from April 1997 until April 2004.

        Mr. Allen Barbieri served as an outside Director of the Company from October 1999 to August 2020, and has since served as a Director and Executive Vice Chairman.  Mr. Barbieri also serves as Corporate Secretary of the Company. From January 2010 to March 2018 Mr. Barbieri served as the Chief Executive Officer of Biosynthetic Technologies, a privately held, renewable specialty chemicals company, with BP and Monsanto as primary owners.  Prior to that, from April 2004 to September 2009, Mr. Barbieri served as the Chief Executive Officer of Lancer Orthodontics, Inc., a medical device company with manufacturing operations in the U.S. and Mexico.  From 1998 to 1999, he served as President and Chief Financial Officer of BUY.COM, a major internet retailer and from 1994 to 1999 Mr. Barbieri was President and Chief Executive Officer of Pacific National Bank.  Mr. Barbieri also currently serves as a member of the board of directors of CareTrust REIT, Inc. (NASDAQ:CTRE), a publicly traded real estate investment trust, where he is Chairman of the Corporate Governance and Nominating Committee and also serves on the Audit and Compensation Committees.

        Dr. Emerson has served as a Director of the Company since April 2007. Since July 1, 2009, Dr. Emerson has served as Vice Chair for Clinical Programs and Chief of Clinical Pathology at the University of Southern California Keck School of Medicine, Los Angeles, California. From 1994 to 2009, Dr. Emerson was on the faculty of the University of California, Irvine School of Medicines where she served as Chief of Clinical Pathology and from 2000 to 2009, also served as the Vice Chair for Clinical Programs, Department of Pathology and Laboratory Medicine.

        Mark A. Sirgo, Pharm.D., since January 2019 has been CEO and a Director of Aruna Bio, an early stage neural exosome therapeutic company.  He previously served as President and CEO of BioDelivery Sciences International, Inc. (“BDSI”), a company he co-founded, from January 2005 until January of 2018.  While at BDSI he oversaw the FDA approval and commercialization of three products for pain and addiction medicine. Dr. Sirgo has over 35 years of experience in the pharmaceutical industry, involving clinical drug development, sales and marketing, business development and executive management. Dr. Sirgo spent 16 years in a variety of positions of increasing responsibility in both clinical development and marketing at Glaxo, Glaxo Wellcome, and GlaxoSmithKline, including Vice President of International OTC Development and Vice President of New Product Marketing. Dr. Sirgo was responsible for managing the development and FDA approval of Zantac 75 while at Glaxo Wellcome, among other accomplishments. From 1996 to 1999, Dr. Sirgo was Senior Vice President of Global Sales and Marketing at Pharmaceutical Product Development, Inc. (Nasdaq:PPDI), a leading contract service provider to the pharmaceutical industry. Dr. Sirgo served on the Board of Directors and as Chairman of the Compensation Committee of Salix Pharmaceuticals, Ltd. (NASDAQ:SLXP), a specialty pharmaceutical company specializing in gastrointestinal products from 2008 until its sale to Valeant Pharmaceuticals in 2015. Dr. Sirgo is also Chairman of 9 Meters Pharma (Nasdaq:NMTR), a development stage gastrointestinal company, and Director of BDSI.

        Ms. Catherine Coste has served as a Director of the Company since August 2020.  Ms. Coste recently retired from Deloitte, where she was a senior partner and served as one of Deloitte’s Life Sciences Industry Executive Leader. She spent 32 years in both corporate and professional services positions leading global finance, internal audit and operations teams. During her career at Deloitte, Ms. Coste was directly involved with over 30 life sciences corporations, the majority of which were large-cap and medium-cap public corporations. Ms. Coste also has extensive public company board experience participating in many of her client’s Board Committee meetings. Coste also has extensive experience in Sarbanes-Oxley compliance, corporate risk analysis and management, cyber risk assessment, fraud prevention, IT systems analysis and upgrades, internal controls and corporate governance. Ms. Coste currently serves as a member of the board of directors of Minerva Surgical, Inc. a life sciences medical device company, where she Chairs the Audit Committee and serves on the Compensation Committee.  Ms. Coste is a Certified Public Accountant.

BOARD DIVERSITY

The diversity of the Company’s Board is listed below and is reviewed annually by the Board.

Board Diversity Matrix (as of May 31, 2021)
Total Number of Directors	6
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	4	-	-
Part II: Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	2	4	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-
Did Not Disclose Demographic Background	-

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINATED DIRECTORS.

EXECUTIVE OFFICERS

         Mr. Steve Sloan, age 51, has been the Chief Financial Officer of Biomerica since 2020.  Mr. Sloan’s experience includes two years in public accounting and three years in internal audit.  He spent thirteen years in a variety of finance positions of increasing responsibility with General Electric.  Most recently, he spent ten years in a variety of finance positions of increasing responsibility at Medtronic.

       The background of Zackary Irani, Chief Executive Officer is discussed above under the heading “Directors”.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

         The Board maintains an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The Board held at least two in-person meetings during the year ended May 31, 2021 for each committee, seven telephonic board meetings, acted by unanimous written consent one time, and held six review and update meetings with and without management and with and without Auditors. All directors attended 75% or more of the aggregate of all meetings of the Board and the committees, if any, upon which the directors served during the year ended May 31, 2021.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

         The Company has a Nominating and Corporate Governance Committee Charter which may be viewed on the Company’s website at www.biomerica.com.

         The Company has a standing Nominating and Corporate Governance Committee (the “Committee”).  They regularly assess the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise.  In the event that vacancies are anticipated or otherwise arise, the Committee utilizes a variety of methods for identifying and evaluating director candidates. Candidates may come to the attention of the Committee through current directors, professional search firms, stockholders or other persons.

         Once the Committee has identified a prospective nominee, the Committee will evaluate the prospective nominee in the context of the then current composition of the Board and will consider a variety of other factors, including the prospective nominee's public company experience, corporate governance experience, business, technology, strategy and industry experience, finance and financial reporting experience, and other attributes that would be expected to contribute to an effective Board. The Board seeks to identify nominees who possess a diverse range of experience, skills, areas of expertise, industry knowledge, business judgment, and professional ethics and values. The Board does not evaluate stockholder nominees differently than any other nominee.

         Our Board will consider stockholder nominations for directors if we receive timely written notice, in proper form, of the intent to make a nomination at a meeting of stockholders. To be timely, the notice must be received within the time frame discussed below in this Proxy Statement under the heading "Date of Submission of Stockholder Proposals." To be in proper form, the notice must, among other matters, include each nominee's written consent to serve as a director for Company if elected at the next annual meeting, a description of all arrangements or understandings between the nominating stockholder and each nominee and information about the nominating stockholder and each nominee.

The Committee met three times during fiscal 2021.  For the fiscal year ended May 31, 2021, the Committee consisted of Dr. Francis Cano, Dr. Jane Emerson and Ms. Catherine Coste.  After the Annual Meeting, the Board plans to modify the member composition of this committee to address Dr. Cano’s retirement.

COMPENSATION COMMITTEE

        The Company has a Compensation Committee Charter which may be viewed on the Company’s website at www.biomerica.com.

         The Compensation Committee is responsible for assisting the Board in discharging its responsibilities regarding the compensation of our employees and directors. The specific duties of the Compensation Committee include, among other matters: reviewing and approving executive compensation; evaluating our executive officers' performance; setting the compensation levels of our executive officers; setting our incentive compensation plans, including our equity-based incentive plans; making recommendations to the Board for annual compensation of directors; and making recommendations to our Board regarding our overall compensation structure, policies and programs.

         The Compensation Committee met three times during fiscal 2021.  Two Compensation Committee meetings were held without management, and one Compensation Committee meeting was held with management. For the fiscal year ended May 31, 2021, the Compensation Committee was comprised of Dr. Mark Sirgo, Dr. Francis Cano and Dr. Jane Emerson.  After the Annual Meeting, the Board plans to modify the member composition of this committee to address Dr. Cano’s retirement.

AUDIT COMMITTEE

        The Company has an Audit Committee Charter which may be viewed on the Company’s website at www.biomerica.com.

         The Audit Committee is responsible for overseeing our accounting and financial reporting processes and the audits of our financial statements. In addition, the Audit Committee assists the Board in its oversight of our compliance with legal and regulatory requirements. The specific duties of the Audit Committee include, among others: monitoring the integrity of our financial process and systems of internal controls regarding finance, accounting and legal compliance; selecting our independent auditor; monitoring the independence and performance of our independent auditor; and providing an avenue of communication among the independent auditor, our management and our Board. The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to all of our employees and to the independent auditor. The Audit Committee also has the ability to retain, at the Company's expense and without further approval of the Board, special legal, accounting or other consultants or experts that it deems necessary in the performance of its duties.

        The Audit Committee met six times during fiscal 2021. For the fiscal year ended May 31, 2021, the Audit Committee consisted of Ms. Catherine Coste, Dr. Jane Emerson and Dr. Mark Sirgo.  It is anticipated that all three members will continue to serve on the Audit Committee after the Annual Meeting.  The Board determined that Ms. Coste qualifies as an "audit committee financial expert" and that each member of the Audit Committee is financially literate.

DIRECTOR INDEPENDENCE

         The Board reviews the independence of each director when he/she is elected to the Board and monitors such on a continual basis. The Board considers the transactions and relationships between each member and the Company in determining independence. The Board judges independence based on the definition of Director Independence as defined by SEC rules and as determined in accordance with Rule 5605 of the Marketplace Rules of the Nasdaq Stock Market, Inc. Based upon that review, the Board affirmatively determined that during fiscal 2021, Ms. Coste, Dr. Cano, Dr. Sirgo and Dr. Emerson were considered "independent" with respect to FINRA'S definition of such.

BOARD LEADERSHIP STRUCTURE

        While the Company’s Chief Executive Officer also serves as the Chairman of the Board, in April 2020, the Board appointed Mr. Barbieri as the Executive Vice Chairman and Lead Director. As such, Mr. Barbieri assumed, among other responsibilities, communications between the members of management and the members of the Board. Further, in August 2020, Mr. Barbieri dropped-off of all committees of the Board and transitioned from an independent outside director to an executive director with the title of Executive Vice Chairman. This move better enables Mr. Barbieri to be involved in the daily operations and strategic direction of the Company. Mr. Barbieri also serves as the Secretary of the Corporation.

RISK OVERSIGHT

        The Board is responsible for oversight of material risks facing the Company, while our management team is responsible for the day-to-day management of risk.  The Board, as a whole, oversees our strategic and business risk, including financial reporting related risk and works with the Chief Executive Officer and Chief Financial Officer to assess and manage risks facing the Company.

REPORT OF THE AUDIT COMMITTEE

         The information in this Report of the Audit Committee is not deemed "soliciting material" or to be "filed" with the Securities and Exchange Commission.

         The Audit Committee oversees the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

         The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including Auditing Standard No. 1301, “Communication with Audit Committees” of the Public Company Accounting Oversight Board.  The Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company including the written disclosures and the letter required by Public Company Accounting Oversight Board Rule 3526 “Communication with Audit Committees Concerning Independence,” and considered the compatibility of non-audit services with the auditors' independence.

         The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their understanding of the Company's internal controls, and the overall quality of the Company's financial reporting.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended May 31, 2021 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended the selection of the Company's independent auditors, PKF San Diego, LLP.

/s/ Dr. Mark Sirgo                                         /s/ Ms. Catherine Coste                                     /s/ Dr. Jane Emerson

EXECUTIVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

        In December 2020, our Compensation Committee conducted its annual review of our compensation philosophy and made recommendations to the Board, which set the total compensation plan for our Named Executive Officers. This review included certain market data, other factors, and operational performance of the company. The focus of the Compensation Committee, the Board and management is aligning management total compensation with shareholder return. As such, the Company pays below market salaries and cash bonuses (when paid) and focuses on equity awards for Named Executive Officers.

Cash Compensation

        We use salary to compensate our Named Executive Officers for services rendered during the year and to recognize the experience, skills, knowledge and responsibilities required of each Named Executive Officer. Our Compensation Committee considers adjustments to salary to reflect market conditions and Company results. In December 2020, following its review and using the factors and methodologies described above, our Compensation Committee approved cash salaries as set forth in the table below.  While the Board reserves the right to also award discretionary cash bonuses, no cash bonuses were paid to Named Executive Officers during fiscal year 2021.

Equity Compensation

        We view equity awards as the critical element of total compensation of our Named Executive Officers. Although we do not specifically tie any portion of a Named Executive Officer’s equity compensation to Company performance, the Company utilizes incentive stock options as equity awards, the value of which bears a direct correlation to total shareholder return. Stock options issued to Named Executive Officer’s, often vest over a four-year period and are always issued with an exercise price equal to the then current market price of the Company’s common stock. As such, the value in these issued stock options is tied to long term increases in stockholder value. Further, since issued stock options generally vest over four years, these stock options awards serve as a means of retaining our Named Executive Officers, as well as other employees in the Company.

       The following table sets forth the total compensation earned by the Company’s Chief Executive Officer, Vice Chairman and Chief Financial Officer, Treasurer and Secretary (the “Named Executive Officers”) for the fiscal years ended May 31, 2021 and 2020.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (4)	Non- Equity Incentive Plan Compen-sation ($)	Non-qualified Deferred Compen-sation Earnings	All Other Compen-sation ($)	Total ($)
Zackary Irani (1), Chairman & Chief Executive Officer	2021	136,606	0	0	351,728	0	0	0	488,334
	2020	136,606	0	0	193,875	0	0	0	330,481
Allen Barbieri (2), Director, Executive Vice Chairman & Secretary	2021	90,000	0	0	151,740	0	0	0	241,740
	2020	0	0	0	76,700	0	0	7,500	84,200
Steve Sloan (3), Chief Financial Officer & Treasurer	2021	166,666	0	0	386,900	0	0	0	553,566
	2020	0	0	0	0	0	0	0	-

(1) In fiscal 2021 and 2020, there were no management incentive cash bonuses and Mr. Irani received no cash raise or issuance of stock. Mr. Irani did receive a 78,616 share stock option grant in fiscal 2021.  The option was granted at the exercise price of $6.36 per share (market value on the date of grant) and was valued at $351,728 using the Black-Scholes options-pricing model (which uses assumptions for expected volatility, expected dividends, expected forfeiture rate, expected term and the risk-free interest rate). Mr. Irani received a 125,000 share stock option grant in fiscal 2020.  The 2020 option was granted at the exercise price of $2.81 per share (market value on the date of grant) and was valued at $193,875 using the Black-Scholes options-pricing model (which uses assumptions for expected volatility, expected dividends, expected forfeiture rate, expected term and the risk-free interest rate).

(2) Mr. Allen Barbieri assumed the position of Vice Chairman on August 27, 2020, prior to that he served as an independent Board member.  In fiscal 2021 and 2020, there were no management incentive cash bonuses and Mr. Barbieri received no cash raise or issuance of stock. Mr. Barbieri did receive a 30,000 share stock option grant in fiscal 2021.  The option was granted at the exercise price of $6.36 per share (market value on the date of grant) and was valued at $151,740 using the Black-Scholes options-pricing model (which uses assumptions for expected volatility, expected dividends, expected forfeiture rate, expected term and the risk-free interest rate). Mr. Barbieri received a 50,000 share stock option grant in fiscal 2020.  The 2020 option was granted at the exercise price of $2.81 per share (market value on the date of grant) and was valued at $76,700 using the Black-Scholes options-pricing model (which uses assumptions for expected volatility, expected dividends, expected forfeiture rate, expected term and the risk-free interest rate).

(3)   Mr. Steven Sloan assumed the position of Chief Financial Officer on September 3, 2020.  During fiscal 2021 he received two grants.  He received an initial stock option grant for the purchase of 50,000 shares of the Company’s common stock at a purchase price of $8.70 per share.  This option was valued at $275,050 using the Black-Scholes options-pricing model (which uses assumptions for expected volatility, expected dividends, expected forfeiture rate, expected term and the risk-free interest rate). Additionally, he received a 25,000 share stock option grant in December 2020.  The December 2020 option was granted at the exercise price of $6.36 per share (market value on the date of grant) and was valued at $111,850 using the Black-Scholes options-pricing model (which uses assumptions for expected volatility, expected dividends, expected forfeiture rate, expected term and the risk-free interest rate).  His current annual salary is $200,000.

(4)  For additional information as to the assumptions made in valuation, see Note 2 to the Company’s audited financial statements filed with the Securities and Exchange Commission in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2021.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name		Option Awards					Stock Awards
	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisabe	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price (S)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Vaine of Shares or Units of Stock That Have Not Vested (S)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards:!Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (S)
Zackary Irani	2/26/2015	105,000	0	0	0.82	2/26/2025	0	0	0	0
	3/24/2016	100,000	0	0	1.20	3/24/2026	0	0	0	0
	1/22/2018	75,000	0	0	3.90	1/22/2028	0	0	0	0
	12/20/2018	75,000	75,000	0	2.25	12/20/2028	0	0	0	0
	12/19/2019	31,250	93,750	0	2.81	12/19/2029	0	0	0	0
	12/10/2020	0	78,616	0	6.36	12/10/2030	0	0	0	0
Allen Barbieri	2/26/2015	30,000	0	0	0.82	2/26/2025	0	0	0	0
	3/24/2016	35,000	0	0	1.20	3/24/2026	0	0	0	0
	1/22/2018	25,000	0	0	3.90	1/22/2028	0	0	0	0
	12/20/2018	50,000	0	0	2.25	12/20/2028	0	0	0	0
	12/19/2019	50,000	0	0	2.81	12/19/2029	0	0	0	0
	12/10/2020	0	30,000	0	6.36	12/10/2030	0	0	0	0
Steve Sloan	7/13/2020	12,500	37,500	0	8.70	7/13/2030	0	0	0	0
	12/10/2020	0	25,000	0	6.36	12/10/2030	0	0	0	0

DIRECTOR COMPENSATION

Prior to September 2020, non-employee (Independent) directors did not receive an annual cash retainer for their services as directors, but they were granted options to purchase the Company's common stock which served as the entire compensation fee for their services. in September, 2020, outside Board members began receiving a cash component in addition to an equity component as part of their annual Board retainer fee. The cash component of Board retainer fees is paid quarterly, while stock options typically vest on the one-year anniversary date of issuance. The compensation of directors is subject to review and adjustment from time to time by the Board.

The annual cash retainer and stipend fees are paid according to the following schedule:

Director Compensation
Annual Cash Retainer	$35,000
Committee Chair Stipends:
Audit	$15,000
Compensation	$7,500
Nominating and Corporate Governance	$5,000

Dr. Jane Emerson is paid an additional advisory fee of $10,000 by the Company.

       The following table presents the compensation of Non-Employee Directors for the fiscal year ended May 31, 2021.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards Value ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total Value ($)
Francis Cano, PhD.	30,000	0	101,160	0	0	0	131,160
Mark Sirgo, Pharm.D.	31,875	0	101,160	0	0	0	133,035
Jane Emerson, M.D., Ph.D.	26,250	0	101,160	0	0	10,000	137,410
Ms. Catherine Coste	37,500	0	219,035	0	0	0	256,535

(1) All outside directors each received a 20,000 share stock option grant in fiscal 2021 except for Ms. Catherine Coste, who received both a 20,000 and 25,000 share stock option grant.  The 20,000 options were granted at the exercise price of $6.36 per share (market value on the date of grant). The option grants for 20,000 shares were valued at $101,160. The option for 25,000 shares were granted at the exercise price of $7.47 per share (market value on the date of grant) and were valued at $117,875 using the Black-Scholes options-pricing model (which uses assumptions for expected volatility, expected dividends, expected forfeiture rate, expected term and the risk-free interest rate).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Board reviews, approves and/or ratifies all transactions involving related persons. The purpose of the review is to determine that such transactions are conducted on terms not materially less favorable to the Company than what would be usual and customary in transactions between unrelated persons and, in the case of transactions involving Directors, to determine whether such transactions affect the independence of a Director in accordance with the relevant rules and standards issued by the Securities and Exchange Commission.

         For the fiscal year ended May 31, 2021, there was one reportable related transaction. In November 2019, the Chief Executive Officer (“CEO”) deposited $200,000 with the Company to be used in a proposed future financing where, under the terms being negotiated, the CEO would be co-investing with certain outside investors in a financing round wherein the Company would be issuing securities of the Company to these investors. Ultimately, on February 28, 2020, in conjunction with the issuance of certain shares of Series-A 5% Convertible Preferred Stock to Palm Global Small Cap Master Fund LP, the funds previously deposited into the Company by the CEO in November 2019 were converted into shares of common stock through the Company’s At The Market Issuance Sales Agreement. A total of 78,431 shares were purchased by the CEO at a purchase price of $2.85 per share, of which 70,175 were paid for from the $200,000 which had been deposited with the Company in November 2019. The Company did not pay the CEO any interest on the funds held from November 2019 to February 28, 2020. The shares purchased by the CEO on February 28, 2020 were purchased at the then market price of the Company’s common stock.

PROPOSAL No. 2  ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENATION

        In accordance with Section 14A of the Exchange Act, the Company is providing stockholders with an advisory (non-binding) vote on the Company’s compensation paid to its executive officers as described in this proxy statement. Because your vote is advisory, it will not be binding on our Compensation Committee or our Board.

       Accordingly, in accordance with the rules adopted by the SEC, the following resolution, commonly known as a “say-on-pay” vote, is being submitted for a stockholder vote at the Annual Meeting:

        “RESOLVED, that the compensation paid to the Named Executive Officers of Biomerica, Inc., as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion is hereby APPROVED.”

        The Board intends to consider the outcome of the vote when making future executive compensation decisions and, in particular, to consider any significant negative voting results to the extent they can determine the cause or causes for such votes.  The Board has determined that the Company will hold future advisory votes on executive compensation every year.

        Stockholders are encouraged to read the accompanying compensation tables and the related narrative disclosure for more information about the Company’s executive compensation program.

Vote Required and Board Recommendation

         The affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or by proxy and entitled to vote at the Meeting will be required for the approval, on an advisory basis, of the Named Executive Officers’ compensation.

Our Board of Directors Recommends that the Stockholders Vote “For” the Approval, on an advisory basis, of the Compensation of our Named Executive Officers.

PROPOSAL No. 3:  ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

In addition to providing stockholders with the opportunity to cast an advisory vote on executive compensation, with this proxy statement, we are providing stockholders with an advisory vote on whether the advisory vote on executive compensation should be held every one, two or three years.

The Board believes that a frequency of “every one year” for the advisory vote on executive compensation is the optimal interval for conducting and responding to a “say-on-pay” vote.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the Board’s recommendation.

Because the vote on this proposal is advisory in nature, it will not be binding on the Board, however, the Board of Directors will consider the outcome of the vote along with other factors when making its decision about the frequency of future stockholder advisory votes on the compensation of our Named Executive Officers.

The frequency option that receives the plurality of votes cast on this proposal will be deemed the preferred option for stockholders.

Our Board of Directors Recommends that the Stockholders Vote for the option of “Every One Year” for Future Advisory Votes on Executive Compensation.

PROPOSAL NO. 4 RATIFICATION OF SELECTION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM

          Under applicable law and the procedures adopted by the Company's Board of Directors, the Audit Committee of the Company's Board selects the Company's independent public accounting firm for each fiscal year. The Audit Committee has selected PKF San Diego, LLP (“PKF”) to serve as the Company's independent public accounting firm for the year ending May 31, 2022. PKF has previously served as the Company's independent public accounting firm commencing with the year ended May 31, 2004.

          Although shareholder ratification of the Audit Committee's selection of the independent registered public accounting firm is not required by law or the procedures adopted by the Company's Board, the Audit Committee's selection of PKF as the Company's independent public accounting firm for fiscal year 2022 is being submitted for ratification by the shareholders at the Annual Meeting because the Company's Board has determined that such ratification is a matter of good corporate governance practice. If this proposal is not approved at the Annual Meeting, the Audit Committee may reconsider its selection of PKF. Even if the selection of PKF is ratified, the Audit Committee, in its discretion, may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

         It is expected that a representative of the independent registered public accounting firm of PKF San Diego, LLP, the Company's independent public accounting firm for the fiscal years ended May 31, 2021 and 2020, and for the current fiscal year, will attend the Annual Meeting.

AUDIT FEES

The aggregate fees billed for professional services by PKF in 2021 and 2020 were as follows:

	2021	2020

Audit fees	$78,768	$73,192
Audit related fee	--	--
Tax fees	9,269	5,691
All other fees	20,066	1,620
Total	$108,103	$80,503

        Audit Fees consist of the aggregate fees billed for professional services rendered for the audit of our annual consolidated financial statements, the reviews of the consolidated financial statements included in our Forms 10-Q and for any other services that are normally provided by PKF in connection with our statutory and regulatory filings or engagements.

        Audit Related Fees consist of the aggregate fees billed for professional services rendered for assurance and related services that were reasonably related to the performance of the audit or review of our consolidated financial statements that were not otherwise included in Audit Fees.

        Tax Fees consist of the aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning. Included in such Tax Fees were fees for preparation of our tax returns and consultancy and advice on other tax planning matters.

        All Other Fees consist of the aggregate fees billed for products and services provided by PKF and not otherwise included in Audit Fees, Audit Related fees or Tax Fees.

         The Audit Committee has considered that the provision of the above services has not impaired the principal accountant's ability to maintain independence.

It is the policy of the Audit Committee that all audit and permissible non-audit services provided by our independent registered public accounting firm and related fees paid to our independent registered public accounting firm must be approved in advance by the Audit Committee. All of the above described services provided by PKF were approved in advance by the Audit Committee.

Our Board of Directors Recommends that the Stockholders Vote “For” the Proposal to Ratify PKF as the Company’s Certified Public Accounting Firm for the Current Fiscal Year.

OTHER BUSINESS

         Management is not aware of any matters to come before the Annual Meeting other than those stated in this Proxy Statement. However, inasmuch as matters of which management is not now aware may come before the meeting or any adjournment thereof, the Proxy confers discretionary authority with respect to acting thereon, and the persons named in such Proxy intend to vote, act, and consent in accordance with their best judgment with respect thereto.

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

         Our Board has adopted a policy that encourages our directors to attend our annual stockholder meetings. The annual meeting of stockholders held on December 10, 2020 was attended by all six of the incumbent directors for that year.  It is expected that a majority of the directors will be in attendance in person or by video conference at the 2021 Annual Meeting.

ANNUAL REPORT

         The Annual Report to Stockholders and Form 10-K covering the Company's fiscal year ended May 31, 2021 are being mailed to stockholders with this Proxy Statement. The Annual Report does not form any part of the material for the solicitation of the Proxy.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

          Our stockholders may communicate with our Board, a committee of our Board or a director by sending a letter addressed to the Board, a committee or a director c/o Corporate Secretary, Biomerica Inc., 17571 Von Karman Avenue, Irvine, California 92614. All communications will be compiled by our corporate Secretary and forwarded to the Board, the committee or the director accordingly.

CORPORATE GOVERNANCE

The Company’s Corporate Governance Policy and its Policy on Business Conduct and Ethics (“Ethics Policy”) for all directors, officers and employees of the Company, including executive officers, are available on the Company’s web site at www.biomerica.com. Stockholders may also obtain free of charge printed copies of this policy by writing to the Secretary of the Company at the Company’s headquarters.

EMPLOYEE, DIRECTOR AND OFFICER HEDGING

We have not adopted any policy regarding the ability of our employees (including officers) or directors, or any of their designees, to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities.

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

          Any eligible stockholder who desires to have a proposal considered for inclusion in our 2022 proxy solicitation materials, including director nominations, must cause their proposals to be received in writing by our Secretary at 17571 Von Karman Avenue, Irvine, California 92614 no later than July 1, 2022. The Board will review new proposals from eligible stockholders if they are received in writing by June 30, 2022. Proposals must be submitted in accordance with our bylaws and must comply with Securities and Exchange Commission regulations promulgated under Rule 14a-8 of the Exchange Act of 1934, as amended.

          Any notice to the Secretary must include as to each matter the stockholder proposes to bring before the meeting: (a) a brief description of the business desired to be brought before the meeting and the reason for conducting the business at the Annual Meeting, (b) the stockholder's name and address, as they appear on our records, (c) the class and number of shares which the stockholder beneficially owns, (d) any material interest of the stockholder in the business requested to be brought before the meeting and (e) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934 in his or her capacity as a proponent of the stockholder proposal.

         A stockholder's notice to the Secretary regarding a nomination for the election of directors must set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the person's name, age, business address and residence address, (ii) the person's principal occupation or employment, (iii) the class and number of shares of capital stock beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934; and (b) as to the stockholder giving the notice (i) the name and address of the stockholder, as they appear on our records, and (ii) the class and number of shares of stock that are beneficially owned by the stockholder on the date of the stockholder notice. If the Board so requests, any person nominated for election to the Board shall furnish to our Secretary the information required to be set forth in the notice of nomination pertaining to the nominee.

    Nothing in this section shall be deemed to require us to include in our proxy solicitation materials relating to any annual meeting any stockholder proposal or nomination that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission.

By Order of the Board of Directors,

                                   /S/ ZACKARY S. IRANI

                                        Chairman and Chief Executive Officer

Irvine, California

September 28, 2021